Exhibit 99.4

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

January 4, 2016

Dear Common Stock holder and/or Series B Preferred Stock holder:

Enclosed are the prospectus supplement, dated January 4, 2016 (as the same may be amended, the “Prospectus Supplement”), and other materials relating to the rights offering (the “Rights Offering”) by EMPIRE RESORTS, INC. (the “Company”) to the holders of record of its common stock, par value $0.01 per share (the “Common Stock”) and the holders of record of its Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and such record holders of the Company’s Common Stock and Series B Preferred Stock, the “Record Holders”). Record Holders as of January 4, 2016 (the “Record Date”) will receive at no charge transferable subscription rights (the “Subscription Rights”) to purchase up to an aggregate of 20,138,888 shares of Common Stock (the “Shares”) at a subscription price of $14.40 per Share (the “Subscription Price”) for up to aggregate gross proceeds to the Company of approximately $290,000,000. Each Record Holder will receive one Subscription Right for each 0.4748644 shares of Common Stock held, or into which the Series B was convertible, on the Record Date. Each Subscription Right will entitle the Record Holder to purchase one Share at the Subscription Price (the “Basic Subscription Right”). Holders of Subscription Rights may also transfer or sell their Subscription Rights if they do not want to purchase shares. The Subscription Rights have been approved for listing on the Nasdaq Global Market under the symbol “NYNYR” until February 5, 2016.

Please carefully review the Prospectus Supplement and other materials and the instructions below, which describe how you can participate in the Rights Offering. You will be able to exercise your Subscription Rights to purchase or transfer additional shares of the Company’s Common Stock only during a limited period. You will find answers to some frequently asked questions about the Rights Offering in the Prospectus Supplement. The exercise or transfer of Subscription Rights is irrevocable.

The Rights Offering is expected to expire at 5:00 p.m., New York City time, on February 10, 2016 (the “Expiration Date”), subject to extension and earlier termination. After the Expiration Date, unexercised Subscription Rights will be null and void. The Company will not be obligated to honor any purported exercise or transfer of the Subscription Rights received by Continental Stock Transfer & Trust Company (the “Subscription Agent”) after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise or transfer were sent.

There is no minimum number of Shares you must purchase. If you exercise your Basic Subscription Rights in full, you may also subscribe for additional Shares up to the number of Shares you purchased under your Basic Subscription Right at the same Subscription Price, subject to certain limitations (the “Oversubscription Right”). If an insufficient number of Shares is available to fully satisfy all Oversubscription Right exercises, the available Shares will be allocated proportionately among those who exercise their Oversubscription Rights based on the number of Shares each such person subscribed for under the Basic Subscription Right. See “The Rights Offering—Oversubscription Rights” in the Prospectus Supplement.

The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise or transfer of your Subscription Rights by completing the appropriate portions of your Subscription Rights Certificate and/or Beneficial Owner Election Form and returning it to the Subscription Agent in the envelope provided pursuant to the procedures described herein.

YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT, BY CASHIER’S OR CERTIFIED CHECK DRAWN ON A U.S. BANK, U.S. POSTAL MONEY ORDER OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS, MUST BE ACTUALLY RECEIVED BY THE SUBSCRIPTION AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE

EXPIRATION DATE. ONCE A RECORD HOLDER HAS EXERCISED OR TRANSFERED THE BASIC SUBSCRIPTION RIGHT AND EXERCISED THE OVERSUBSCRIPTION RIGHT, SUCH EXERCISE OR TRANSFER MAY NOT BE REVOKED. SUBSCRIPTION RIGHTS NOT EXERCISED OR TRANSFERED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, AS EXTENDED, OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1.	Method of Exercise and Payment.

Subscriptions by Record Holders

A Record Holder is a holder of our Common Stock or Series B Preferred Stock whose shares are registered in their name. To exercise your Subscription Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Subscription Rights, with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent so that it will be actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price for the Basic Subscription Right and the Oversubscription Right will be held in a segregated account to be maintained by the Subscription Agent until the Shares are issued. All payments must be made in U.S. dollars for the full number of Shares being subscribed for by a cashier’s check or certified check drawn on a U.S. bank, or U.S. Postal money order, payable to “Continental Stock Transfer & Trust Company (acting as subscription agent for Empire Resorts, Inc.)” or by wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company as agent for Empire Resorts, Inc., for purposes of accepting subscriptions in the Rights Offering, at JPMorgan Chase, ABA # 021000021, Account # 475-508866 FBO Empire Resorts, Inc. Subscription, with reference to the Subscription Rights holder’s name. Please reference your Subscription Rights Certificate Number on your check.

The Subscription Rights Certificate and payment of the Subscription Price (unless submitted by wire transfer) must be delivered to the Subscription Agent by hand, mail or overnight courier to the following address:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

Telephone Number for Confirmation: (917) 262-2378

Subscriptions by Beneficial Owners

A beneficial owner is a holder of our Common Stock or Series B Preferred Stock whose shares are registered in the name of a broker, custodian bank or other nominees. In such case, the broker, custodian bank or other nominees is the record holder of the Subscription Rights. To exercise your Subscription Rights, instruct your broker, custodian bank or other nominee to exercise your rights and deliver all documents and payment in full of the Subscription Price on your behalf for each Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent so that it will be actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

By making arrangements with your broker, custodian bank or other nominee for the delivery of funds on your behalf, you may also request such broker, custodian bank or other nominee to exercise the Subscription Rights Certificate on your behalf.

2.	Issuance of Common Stock.

Following the receipt of a properly completed and executed Subscription Rights Certificate, together with the payment of the Subscription Price for the Shares subscribed for, and promptly after all pro rata allocations and adjustments contemplated by the terms of the Rights Offering have been effected, the following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate, or, if you hold your shares in book-entry form, such deliveries and payments will be in the form of a credit to your account:

a.	Basic Subscription Privilege: The Subscription Agent will deliver to each exercising Record Holder who validly exercises the Basic Subscription Right each Share subscribed for pursuant to the Basic Subscription Right. See “The Rights Offering—Basic Subscription Right” in the Prospectus Supplement.

b.	Oversubscription Privilege: The Subscription Agent will deliver to each Record Holder who validly exercises the Oversubscription Right each Share, if any, allocated to such Record Holder pursuant to the Oversubscription Right. See “The Rights Offering—Over-Subscription Right” in the Prospectus Supplement.

c.	Excess Cash Payments: The Subscription Agent will mail to each Record Holder who exercises a Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Shares that are subscribed for by such Record Holder. See “The Rights Offering—Basic Subscription Rights” in the Prospectus Supplement.

3.	Sale, Transfer or Assignment of Subscription Rights.

The Subscription Rights are transferable during the Rights Offering. As a result, you may transfer or sell your Subscription Rights if you do not want to exercise them to purchase Common Stock. The Subscription Rights have been approved for listing under the symbol “NYNYR” on the Nasdaq Global Market. The Company currently expects that the Subscription Rights will begin to trade on Nasdaq on January 5, 2016 and will continue to trade until 4:00 p.m., New York City time, on February 5, 2016, the third trading day prior to the Expiration Date, unless the Company terminates or extends the Rights Offering. The Subscription Rights are a new issue of securities with no prior trading market, and there can be no assurances provided as to the liquidity of the trading market for the Subscription Rights or their market value.

If you are a Record Holder of Common Stock and receive a Subscription Rights Certificate, you may take your Subscription Rights Certificate to your broker and request to sell the Subscription Rights represented by such certificate. The broker will instruct you as to what is required to sell your Subscription Rights. Commissions and applicable taxes or broker fees may apply if you sell your Subscription Rights. If you are a beneficial owner of Common Stock on the Record Date or will receive your Subscription Rights through a broker, dealer, custodian bank or other nominee, the Company will ask your broker, dealer, custodian bank or other nominee to notify you of the Rights Offering. See “The Rights Offering—Transferability of Subscription Rights.”

4.	Commissions, Fees and Expenses.

The Company will pay all fees and expenses of the Subscription Agent related to its acting in such role in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or expenses incurred in connection with the exercise or transfer of Subscription Rights or subscribing for Shares. Neither the Subscription Agent nor the Company will pay such expenses.

5.	Execution.

a.	Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the Record Holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity on behalf of a registered holder must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

b.	Signature Guarantees. If you are neither a Record Holder (or signing in a representative or other fiduciary capacity on behalf of a Record Holder) nor an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States, your signature must be guaranteed by such an eligible institution.

6.	Method of Delivery to Subscription Agent.

The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent for each Share subscribed for will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered first class mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date.

7.	Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company.

In the case of Subscription Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of Subscription Rights under the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Subscription Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights exercised and the number of Shares thereby subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right.

Payments of the Subscription Price (unless submitted by wire transfer) should be mailed or delivered to the appropriate address (or, for wire transfer payments, to the appropriate account) as described under Section 1, “Method of Exercise and Payment” above.

8.	Substitute Form W-9.

TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS DISCUSSED HEREIN, AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Each holder who elects to exercise Subscription Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, a copy of which is being furnished to each Record Holder. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address set forth above or by contacting Morrow & Co., LLC, the Information Agent. Failure to provide the information on the form may subject such Record Holder to a $50.00 penalty for each such failure and to U.S. federal income tax backup withholding (currently at a 28% rate) with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Subscription Rights (for those Record Holders exercising Subscription Rights).

If you have any questions concerning the Rights Offering, please contact, Morrow & Co., LLC, the Information Agent, 470 West Avenue, 3rd Floor, Stamford, CT 06902, by telephone (shareholder may call (855) 201-1081 and banks and brokerage firms may call (203) 658-9400 or by email (empire.info@morrowco.com).

Sincerely,

Empire Resorts, Inc.